SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(2)	Form, Schedule or Registration Statement No.:

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PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
PROPOSAL ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
STOCK OPTIONS
DIRECTOR COMPENSATION
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS

2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

June 10, 2004

Dear Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”), which will be held on Wednesday, June 30, 2004, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (the “Annual Meeting”).

      At the meeting, stockholders of SBS will be asked to consider and act upon the election of directors. This matter is described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

      We recommend that you vote in favor of the proposal. Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting. Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.

      Included with the attached Proxy Statement is a copy of SBS’s Annual Report on Form 10-K for fiscal year 2003. We encourage you to read the Annual Report. It includes information on SBS’s operations and markets, as well as SBS’s audited consolidated financial statements.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
June 30, 2004

Dear Stockholders:

      The Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”) will be held on Wednesday, June 30, 2004, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (the “Annual Meeting”), for the following purposes:

1.	To elect the six members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

2.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

      Stockholders of record at the close of business on June 3, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof.

By Order of the Board of Directors

Joseph A. García
Executive Vice President,
Chief Financial Officer, and Secretary

Coconut Grove, Florida

June 10, 2004

PROXY STATEMENT

June 10, 2004

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS”), of proxies for use at the Annual Meeting of Stockholders of SBS (the “Annual Meeting”). All references in this Proxy Statement to “we”, “our”, or “us” refer to SBS.

      The Annual Meeting will be held on Wednesday, June 30, 2004, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133. All holders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on June 3, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 39,623,455 shares of Class A common stock outstanding and entitled to vote and 25,105,150 shares of Class B common stock outstanding and entitled to vote.

      This Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, containing audited financial statements, are first being mailed to stockholders on or about June 10, 2004. Our Annual Report contains the information required by Rule 14a-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not a part of the proxy soliciting materials.

VOTING RIGHTS AND SOLICITATION OF PROXIES

      Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold, on each matter presented. Shares of Class A common stock and Class B common stock may not be voted cumulatively.

      The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.

      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors requires a majority of the votes cast at the Annual Meeting. Abstentions will count as a vote against the proposal, and broker non-votes will not count toward the vote on the proposal.

      Stockholders are requested to complete, sign, and date the accompanying proxy card and return it promptly to us so that it is received by the date of the Annual Meeting. A stockholder may revoke a proxy submitted to us at any time before it is voted at the Annual Meeting by (1) sending written notice of revocation to us addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer, (2) executing and submitting a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Subject to such revocation, all proxies duly executed and received prior to or during the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposal listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.

      We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of our common stock. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers, and other employees of SBS in person or by telephone or facsimile, but these individuals will not be separately compensated for such solicitation services. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, nominees and institutional holders for a fee of approximately $3,000, plus out-of-pocket expenses.

Information to Rely Upon When Casting Your Votes

      You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of June 4, 2004, by:

•	each person known by us to beneficially own more than 5% of any class of common stock;

•	each director and each executive officer named in the Summary Compensation Table; and

•	all named executive officers and directors as a group.

      Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

	Class A Shares		Class B Shares
					Percent of	Percent of
		Percent of		Percent of	Total	Total
	Number of	Class A	Number of	Class B	Economic	Voting
Name and Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Raúl Alarcón, Jr.(3)	500,000	1.2%	23,500,000	93.6%	36.8%	80.9%
Pablo Raúl Alarcón, Sr.(4)	—	—	1,070,000	4.3%	1.6%	3.7%
Joseph A. García(5)	440,000	1.1%	—	—	*	*
William B. Tanner(6)	263,552	*	—	—	*	*
Jason L. Shrinsky(7)	65,000	*	—	—	*	*
Carl Parmer(8)	101,100	*	—	—	*	*
Jack Langer(9)	20,000	*	—	—	*	*
Dan Mason(9)	20,000	*	—	—	*	*
Marko Radlovic(10)	52,960	*	—	—	*	*

All named executive officers and directors as a group(11)	1,462,612	3.6%	24,570,000	97.9%	39.4%	84.6%
T. Rowe Price Associates, Inc.(12)	4,946,600	12.5%	—	—	7.6%	1.7%
Columbia Wagner Asset Management, L.P.(13)	3,061,000	7.7%	—	—	4.7%	1.1%
FMR Corp.(14)	2,711,234	6.8%	—	—	4.2%	*
International Church of the FourSquare Gospel, Inc.(15)	2,700,000	6.8%	—	—	4.2%	*

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Includes 500,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(4)	Mr. Pablo Raúl Alarcón, Sr.’s shares are held in a Flint Trust with Mr. Alarcón, Sr. as sole beneficiary.

(5)	Includes 430,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(6)	Shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(7)	Includes 50,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of his law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock with his spouse.

(8)	Represents 71,100 shares of Class A common stock owned indirectly through Henry Carlson Parmer, Jr. Living Trust and 30,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(9)	Includes 20,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(10)	Includes 52,960 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(11)	Includes 1,366,512 shares of Class A common stock issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(12)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,329,000 shares, no voting power with respect to 3,617,600 shares and sole investment power with respect to all the shares. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor. We obtained the share ownership information from a Form 13F filed by T. Rowe Price Associates, Inc. on March 14, 2004.

(13)	The address of Columbia Wagner Asset Management, L.P. is 227 W. Monroe, Suite 3000, Chicago, Illinois 60606. We obtained the share ownership information from a Form 13F filed by Columbia Wagner Asset Management, L.P. on April 27, 2004.

(14)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. has sole voting power with respect to 189,600 shares and no voting power with respect to 2,521,634 shares. We obtained the share ownership information from a Form 13F filed by FMR Corp. on May 17, 2004.

(15)	The address of the International Church of the FourSquare Gospel, Inc. is 1910 W. Sunset Boulevard, Los Angeles, California 90026. Includes 2,700,000 shares of Class A common stock issuable upon the exercise of warrants that the holder has the right to exercise within sixty days of the date of this table.

Equity Compensation Plan Information

      The following table sets forth, as of December 31, 2003, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

Equity Compensation Plan Information

as of December 31, 2003

			(c)
	(a)		Number of Securities
	Number of Shares to	(b)	Remaining Available for
	be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (excluding
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity Compensation Plans Approved by Stockholders
1999 Stock Option Plan	1,901,252	$12.33	1,064,448
Non-Employee Director Stock Option Plan	200,000	11.18	100,000
Equity Compensation Plans Not Approved by Stockholders
Options issued to a former director(1)	250,000	20.00	—
Warrants related to the acquisition of KXOL-FM(2)	2,700,000	9.77	—

Total	5,051,252		1,164,448

(1)	We granted Arnold Sheiffer, who served as our director from 1996 until August 1999, stock options to purchase 250,000 shares of Class A common stock upon the closing of our initial public offering, for his past services as a director.

(2)	On October 30, 2003, we completed the acquisition of the assets of radio station KXOL-FM serving the Los Angeles, California market, from the International Church of the FourSquare Gospel (“ICFG”) for a cash purchase price of $250.0 million plus the issuance to ICFG on February 8, 2002 of a warrant exercisable for an aggregate of 2,000,000 shares of our Class A common stock. Pursuant to the amended asset purchase agreement and amended time brokerage agreements relating to the acquisition of KXOL-FM, we issued to ICFG seven additional warrants, each exercisable for 100,000 shares (an aggregate of 700,000 shares) of our Class A common stock.

PROPOSAL

ELECTION OF DIRECTORS

      Six directors, constituting the entire Board, are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualify. The Board has designated as nominees: Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Dan Mason and Jason L. Shrinsky, each of whom currently serves as a member of the Board, and Antonio S. Fernandez and Jose A. Villamil, who have not previously served as directors of SBS. Messrs. Fernandez and Villamil were recommended for nomination to the Board by Raúl Alarcón, Jr., our Chairman of the Board, Chief Executive Officer and President. If elected, Messrs. Fernandez and Villamil will serve on the Board as independent members. Unless instructed to the contrary, the persons named in the enclosed proxy card will vote the shares covered by each proxy for the election of all the nominees named above. Although the Board does not anticipate that any nominees will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board may designate.

      The election of directors requires a majority of the votes cast at the Annual Meeting. Votes withheld will count as votes against the election of a director, and broker non-votes will not count toward the vote on this proposal. There is no cumulative voting for the election of directors.

      The Board recommends that each holder of Class A common stock and each holder of Class B common stock vote “FOR” the election of each of the nominees listed below.

NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

      The following table sets forth information concerning the six nominees for director, followed by information concerning executive officers. Each of our directors and executive officers serves until his successor is elected and qualifies.

Name	Age	Position with SBS

Incumbent Nominees for Director
Raúl Alarcón, Jr.	48	Chairman of the Board of Directors, Chief Executive Officer and President
Pablo Raúl Alarcón, Sr.	78	Chairman Emeritus and Director
Dan Mason	53	Director
Jason L. Shrinsky	66	Director

New Nominees for Director
Antonio S. Fernandez	64	Director Nominee
Jose A. Villamil	57	Director Nominee

Executive Officers
Joseph A. García	59	Executive Vice President, Chief Financial Officer and Secretary
Marko Radlovic	40	Chief Revenue Officer
William B. Tanner	59	Executive Vice President of Programming

      Raúl Alarcón, Jr. joined us in 1983 as an account executive and has been our President and a director since October 1985 and our Chief Executive Officer since June 1994. On November 2, 1999, Mr. Alarcón, Jr. became our Chairman of the Board and continues as our Chief Executive Officer and President. Currently, Mr. Alarcón, Jr. is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our radio stations. Mr. Alarcón, Jr. is the son of Pablo Raúl Alarcón, Sr.

      Pablo Raúl Alarcón, Sr. is our founder and was our Chairman of the Board from March 1983 until November 2, 1999, when he became Chairman Emeritus. Mr. Alarcón, Sr. continues to be one of our directors. Mr. Alarcón, Sr. has been involved in Spanish-language radio broadcasting since the early 1950’s when he established his first radio station in Camagüey, Cuba. Upon his arrival in the United States, Mr. Alarcón, Sr. continued his career in radio broadcasting and was an on-air personality for a New York radio station before being promoted to programming director. Mr. Alarcón, Sr. subsequently owned and operated a recording studio and an advertising agency before purchasing our first radio station in 1983. Mr. Alarcón, Sr. is Raúl Alarcón, Jr.’s father.

      Dan Mason became one of our directors on July 10, 2003. Mr. Mason, a veteran of the radio broadcasting industry with nearly 30 years of experience, was most recently President of Infinity Radio from 1999 to 2002 and President of CBS Radio from 1995 to 1999. Mr. Mason currently serves as a consultant to various companies in the radio broadcasting industry. Besides his tenure at Infinity Radio and CBS Radio, Mr. Mason also served as President of Group W Radio and Cook Inlet Radio Partners, L.P.

      Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a partner of the law firm of Kaye Scholer LLP, where he has been a partner since 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 19 years.

      Antonio S. Fernandez was the founder and former head of the International Investment Banking Department at Oppenheimer & Co., Inc. Mr. Fernandez’s tenure at Oppenheimer & Co., Inc. from 1979 to 1999 also included terms as Executive Vice President, Director of Operations, Treasurer, Chief Financial Officer and Director. He has been a member of the investment committees for several private equity funds and a director of a closed end fund. Earlier in his career, Mr. Fernandez held management positions at Electronic Data Systems, duPont Glore Forgan and Thomson McKinnon. Mr. Fernandez served on the board of directors of Banco Latinoamericano de Exportaciones from 1992 until 1999 and in September 2003, was elected to the board of directors of Terremark Worldwide Inc.

      Jose A. Villamil has over 25 years of experience as a private business economist and as a senior policymaker of both the federal and State of Florida governments. Mr. Villamil is the Chief Executive Officer of The Washington Economics Group, Inc., serving in such position from 1993 to 1998 and from 2000 to the present. From 1999 to 2000, he was Director for Tourism, Trade and Economic Development of Florida. Mr. Villamil is also Chairperson of the Governor’s Council of Economic Advisors and a member of the board of directors of Enterprise Florida, Inc. Since April 2003, Mr. Villamil has been director of CommerceBank, N.A. and CommerceBank Holding Corp. Most recently, Mr. Villamil was appointed to President George W. Bush’s Transition Advisory Committee on U.S. Commercial and Trade Policies. From 1989-1993, Mr. Villamil served as Chief Economist and later as Undersecretary for Economic Affairs at the United States Department of Commerce.

      Joseph A. García has been our Chief Financial Officer since 1984, Executive Vice President since 1996 and Secretary since November 2, 1999. Mr. García is responsible for our financial affairs, day-to-day operational matters and investor relations, and has been instrumental in the acquisition and related financing of our radio stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and Revlon, Inc., where he was manager of financial planning for Revlon — Latin America.

      Marko Radlovic became our Chief Revenue Officer on December 1, 2003. Mr. Radlovic is responsible for overseeing the revenue performance of all of our sales efforts. Mr. Radlovic was Vice President/ General Manager for our Los Angeles radio cluster from January 2002 until November 2003 and previously served as Vice President of Sales for the Los Angeles cluster. Prior to joining us, he was Market Manager for Cumulus Media in Southern California from January 2001 until August 2001 and was Vice President/ General Manager for AM/ FM Inc. in Los Angeles from October 1998 to October 2000.

      William B. Tanner has served as our Executive Vice President of Programming since August 31, 2000. Mr. Tanner is responsible for the programming of our stations as well as maintaining and improving their ratings. Prior to joining us, Mr. Tanner was the Vice President of Programming at Hispanic Broadcasting Corporation for six years. Mr. Tanner began his career in the radio broadcasting industry as an on-air personality and radio programmer.

      See “Certain Relationships and Related Transactions.”

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

The Board of Directors

      Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting us and to act on matters requiring approval of the Board. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. The independent members of the Board regularly meet in executive session without any employee directors or other members of management in attendance. The Board held a total of seven meetings during the fiscal year ended December 31, 2003. Each incumbent director who was a director of SBS during fiscal year 2003 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served that were held during the period of his membership, except for Pablo Raúl Alarcón, Sr.

      Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Exchange Act and a Compensation Committee. The functions and membership of each committee of the Board are set forth below. There is no Nominating Committee of the Board.

      We are a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules because more than 50% of our voting power is held by Raúl Alarcón, Jr., our Chairman of the Board, President and Chief Executive Officer. As a “controlled company,” we are exempt from the requirements of Rule 4350(c) of the Nasdaq listing standards that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) compensation and nominating committees composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected or recommended to the Board for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

Audit Committee

      The Audit Committee currently consists of Carl Parmer, Jack Langer and Dan Mason, each of whom has been determined to be independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules and the SEC’s director independence standards for audit committee members. Mr. Parmer serves as the Chairman of the Audit Committee and the Board has determined that he qualifies as an “audit committee financial expert” under SEC rules. In light of the nomination of two new individuals for election to the Board as independent members, we expect the Audit Committee to be reconstituted immediately after the Annual Meeting and the Board to determine that at least one member qualifies as an “audit committee financial expert.” The Audit Committee held five meetings during fiscal year 2003.

      The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board. A full description of the Audit Committee’s primary responsibilities is contained in the Audit Committee’s written charter, which the Board has adopted, a copy of which is included as Appendix A to this Proxy Statement. In fulfilling its oversight responsibilities, the Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent auditors and selects the independent auditors. Management is responsible for our financial statements, the financial reporting process and the system of internal controls and procedures. The independent auditors are responsible for performing an audit of our annual financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America.

Compensation Committee

      The Compensation Committee currently consists of Messrs. Parmer, Langer and Mason. In light of the nomination of two new individuals for election to the Board as independent members, we expect the Compensation Committee to be reconstituted immediately after the Annual Meeting. The Compensation Committee held two meetings during fiscal year 2003.

      The Compensation Committee reviews and approves the compensation of our executive officers and, from time to time, of our managers and key employees. The Compensation Committee also reviews and makes recommendations to management with respect to our overall compensation programs and policies and administers the 1999 Stock Option Plan.

Nominating Committee

      Our Board does not have a standing nominating committee or a committee serving a similar function. Since we are a controlled company, the Nasdaq Marketplace Rules do not require us to have a standing nominating committee and accordingly we do not have a nominating committee charter. The Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders.

Director Attendance at Annual Meetings of Stockholders

      Although we do not have a formal policy requiring director attendance at our annual meeting of stockholders, all incumbent directors and all nominees for election as directors are encouraged to attend the annual meeting of stockholders. Last year, all of our incumbent directors and director nominees attended our annual meeting of stockholders.

Stockholder Communications with the Board of Directors

      Stockholders of SBS seeking to communicate with the Board should submit any communications in writing to the Board at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Betty Gerdts, Assistant to Joseph A. García, Chief Financial Officer. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder, and if applicable, the name of any specific intended director recipient. The assistant to the Chief Financial Officer will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed.

Director Nominations

      As noted above, because Raúl Alarcón, Jr. holds more than 50% of our voting power, we are deemed to be a “controlled company” under the Nasdaq Marketplace Rules. Because we are a controlled company, the Board has not elected to establish a separate nominating committee or formal rules governing director nominations by stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. Generally, our Chief Executive Officer recommends candidates to the Board for nomination and the Board reviews biographical information and background material relating to such potential candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We did not engage a third party to assist in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.

      The Board has not set specific, minimum qualifications that must be met by director candidates. In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including, but not limited to, an evaluation of each candidate’s integrity and sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, possible conflicts of interest and the ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert.” We believe that the backgrounds and qualifications of our directors, considered as a group, provide a composite mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

      We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders because we are a controlled company under the Nasdaq Marketplace Rules. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting”. Stockholders may also send communications to the Board in accordance with the procedures set forth above under the heading “Stockholder Communications with the Board of Directors”.

Code of Ethics

      We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to our employees, officers and directors and is publicly available on our Internet website at www.spanishbroadcasting.com. If we make substantive amendments to this Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within five days of such amendment or waiver.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries, in all capacities during the fiscal years ended December 31, 2003, December 29, 2002 and September 30, 2001, by our Chief Executive Officer and President and our next highest paid executive officers at December 31, 2003, whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

								Long Term
								Compensation
								Awards
	Annual Compensation
								Securities
						Other Annual		Underlying
Name	Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)		Options/SARs (#)

Raúl Alarcón, Jr.	Chief Executive	2003	$1,226,888		$710,183	$82,265	(a)	100,000
	Officer, President	2002	1,226,888		790,629	101,008	(a)	100,000
	and Chairman of the	2001	1,000,000		792,864	155,531	(a)	100,000
	Board of Directors
Joseph A. García	Executive Vice	2003	$400,000		$160,000	—	(c)	—
	President, Chief	2002	423,077	(b)	200,000	—	(c)	150,000
	Financial Officer	2001	379,615		100,000	—	(c)	100,000
	and Secretary
Marko Radlovic	Chief Revenue	2003	$416,538		$97,199	—	(c)	90,000
	Officer(d)	2002	—		—	—		—
		2001	—		—	—		—
William B. Tanner	Executive Vice	2003	$617,540		$446,500	—	(c)	15,000
	President of	2002	563,582		192,000	$154,742	(e)	15,000
	Programming	2001	530,058		18,000	156,572	(e)	15,000

(a)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including the use of automobiles. We paid an aggregate of $82,265, $98,388 and $123,611 in fiscal years 2003, 2002 and 2001, respectively, for automobiles used, including driver’s salary, by Mr. Alarcón, Jr. These amounts exclude payments made by us in connection with our lease of an apartment in New York City owned by Mr. Alarcón, Jr., which was terminated in September 2002. Mr. Alarcón, Jr. and others used the apartment while in New York on SBS business.

(b)	Includes $23,077 reimbursed to Mr. García for unused vacation time from prior years.

(c)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

(d)	Mr. Radlovic became our Chief Revenue Officer on December 1, 2003. For the preceding portion of fiscal year 2003, he served as Vice President/ General Manager for our Los Angeles radio cluster but was not an executive officer.

(e)	In November 2001 and December 2002, we made payments of $154,742 to William Tanner pursuant to an addendum to Mr. Tanner’s employment agreement which required us to make a payment to Mr. Tanner if the price of our Class A common stock had not reached specified levels by August 30, 2001 and August 30, 2002, respectively.

      The following table sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries, in all capacities during the three-month transitional period ended December 30, 2001, by our Chief Executive Officer and President and our next highest paid executive officers as of December 29, 2002, whose total annual salary and bonus exceeded $100,000.

						Long Term
						Compensation
						Awards
	Transitional Period Compensation
						Securities
				Other		Underlying
Name	Principal Position	Salary ($)	Bonus ($)	Compensation ($)		Options/SARs (#)

Raúl Alarcón, Jr.	Chief Executive Officer,	$306,722	$—	$32,382	(a)	100,000
	President and Chairman of the Board of Directors
Joseph A. García	Executive Vice	$100,000	$—	—	(b)	—
	President, Chief Financial Officer and Secretary
William B. Tanner	Executive Vice President	$148,625	$38,500	—	(b)	—
	of Programming

(a)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including the use of automobiles. We paid an aggregate of $31,827 during the three-month transitional period ended December 30, 2001, for automobiles used by Mr. Alarcón, Jr., including driver’s salary. The amount noted in the table excludes payments made by us in connection with our lease of an apartment in New York City owned by Mr. Alarcón, Jr., which was terminated in September 2002. Mr. Alarcón, Jr. and others used the apartment while in New York on SBS business.

(b)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $12,500 or 10% of the total of salary and bonus for the transitional period.

STOCK OPTIONS

      The following table sets forth information concerning the grant of stock options to each of the named executive officers in the fiscal year ended December 31, 2003:

Option/ SAR Grants in Last Fiscal Year

	Individual Grants

		Percent of
	Number of	Total			Potential Realizable Value
	Securities	Options/SARs			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options/SARs	Employees in	or Base		for Option Term
	Granted	Fiscal Year	Price	Expiration
Name	(#)(a)	2003	($/Sh)	Date	5% ($)	10% ($)

Raúl Alarcón, Jr.	100,000 (b)	29.9%	$8.69	10/25/13	$546,509	$1,384,962
Joseph A. García	—	—	—	—	—	—
Marko Radlovic	90,000 (c)	26.9	$9.44	11/06/13	534,309	1,354,044
William B. Tanner	15,000 (d)	4.5	$7.80	8/31/08	32,325	71,430

(a)	Each option was granted under our 1999 Stock Option Plan. The options that are not otherwise exercisable prior to a change in control of SBS will become exercisable on the date of a change in control of SBS and will remain exercisable for the remainder of the term of the option, as discussed in our 1999 Stock Option Plan.

(b)	Raúl Alarcón, Jr.’s option vested and became exercisable immediately upon the granting of such option on October 25, 2003.

(c)	One-third of Marko Radlovic’s option vested immediately on November 6, 2003, the date of grant, and the rest vests ratably over a two-year period.

(d)	William B. Tanner’s option vested and became exercisable immediately upon the granting of such option on August 31, 2003.

      The following table sets forth certain information regarding stock options exercised by the named executive officers during fiscal year 2003, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2003. Also reported are the values of “in the money” options which represent the positive spread between the exercise price of any existing stock options and the Class A common stock price as of December 31, 2003.

Aggregated Option/ SAR Exercises in Last Fiscal

Year and Fiscal Year End Options/ SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options at
	Shares	Value	Fiscal Year End (#)		Fiscal Year End ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raúl Alarcón, Jr	—	—	500,000	—	$1,014,130	$—
Joseph A. García	—	—	390,000	110,000	$545,960	$245,240
Marko Radlovic	—	—	48,010	76,990	$58,094	$90,566
William B. Tanner	—	—	263,552	—	$233,904	$—

DIRECTOR COMPENSATION

      All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. Directors who are officers do not receive compensation for serving on our Board. Our non-employee directors are eligible to receive options under our Non-Employee Director Stock Option Plan and directors’ fees.

      In connection with his election to the Board on November 2, 1999, we granted Jason L. Shrinsky an option to purchase 50,000 shares of Class A common stock, with an exercise price of $20.00 per share, of which options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vested ratably over four years. Mr. Shrinsky holds his options for the benefit of his law firm, Kaye Scholer LLP.

      Effective as of October 29, 2001, in connection with the election of Castor Fernandez and Carl Parmer to our Board on August 9, 2001, we granted each of Messrs. Fernandez and Parmer options to purchase 50,000 shares of Class A common stock, with an exercise price of $7.50 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years. Mr. Fernandez resigned as a member of the Board on April 11, 2003 and all his vested and unvested options have terminated.

      Effective as of July 10, 2003, in connection with the election of Jack Langer and Dan Mason to our Board, we granted each of Messrs. Langer and Mason options to purchase 50,000 shares of Class A common stock, with an exercise price of $8.60 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.

      In order to attract and retain independent directors, the Board determined that the annual fees paid to non-employee directors for service on the Board and committees for the current term of office should consist of: $50,000 for service on the Board; $50,000 for service on the Audit Committee; $25,000 for service as the Audit Committee Chairman; and $25,000 for service on the Compensation Committee. During the fiscal year ended December 31, 2003, we made payments in the amount of $30,000 to Pablo Raúl Alarcón, Sr., $75,000 to Carl Parmer and $62,500 to each of Messrs. Mason and Langer for their services rendered as directors. Mr. Shrinsky declined to accept a fee. We also paid for the use of an automobile by Mr. Alarcón, Sr. in the amount of $19,517.

      The Board has determined that for the upcoming term of office the annual fees paid to non-employee directors will be $25,000 for service on the Board, $25,000 for service on the Audit Committee and $25,000 for service on the Compensation Committee.

      See “Stock Plans — Non-Employee Director Stock Option Plan.”

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Raúl Alarcón, Jr.

      We have an employment agreement with Raúl Alarcón, Jr. dated as of October 25, 1999, pursuant to which Mr. Alarcón, Jr. serves as our Chairman of the Board, Chief Executive Officer and President. The agreement became effective on October 27, 1999, expires on December 31, 2004 and renews for successive one-year periods after December 31, 2004, unless terminated by either party. The agreement provides for a base salary of not less than $1.0 million for each year of the employment term, which may be increased by the Board. Under the terms of the agreement, Mr. Alarcón, Jr. will be paid an annual cash performance bonus based on annual same station operating income or a greater amount in the discretion of the Board. Mr. Alarcón, Jr. has the right to receive options to purchase 100,000 shares of Class A common stock each year of the employment term at an exercise price equal to the fair market value of our Class A common stock on the respective grant date. Mr. Alarcón, Jr. is also entitled to participate in our employee benefit plans and to receive other non-salary benefits, such as health insurance, life insurance, reimbursement for business related expenses and reimbursement for personal tax and accounting expenses. The agreement provides that Mr. Alarcón, Jr.’s employment may be terminated at the election of the Board upon his disability or for cause (as defined in the agreement). Pursuant to the agreement, Mr. Alarcón, Jr. is entitled to the use of one automobile and one driver at our expense.

     Joseph A. García

      We have an employment agreement with Joseph A. García dated as of December 7, 2000, pursuant to which Mr. García serves as our Chief Financial Officer, Executive Vice President and Secretary. The agreement became effective on December 7, 2000 and expires on December 7, 2005. Mr. García receives an annual base salary of $400,000. In addition, Mr. García is entitled to receive an annual cash bonus based on performance and operating targets achieved by us. Pursuant to the agreement, Mr. García received an option to purchase 100,000 shares of Class A common stock, with 20% vesting immediately and the rest vesting ratably over a four-year period at an exercise price of $4.81 per share, for past performance. Mr. García is entitled to receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement for business related expenses. Mr. García is entitled to the use of one automobile at our expense. Prior to December 7, 2000, we had an employment agreement with Joseph A. García dated as of October 25, 1999 (the “1999 Employment Agreement”), which was superceded by the current agreement. Under the 1999 Employment Agreement, Mr. García received an option to purchase 250,000 shares of Class A common stock, at an exercise price of $20.00 per share, all of which has vested.

     William B. Tanner

      We have an employment agreement with William B. Tanner dated as of August 31, 2000, pursuant to which Mr. Tanner serves as our Executive Vice President of Programming. The term of the agreement is from August 31, 2000 to August 31, 2005. The agreement provides for an annual base salary of $475,000, with an annual 10% increase over the prior year’s base salary. Mr. Tanner is entitled to receive quarterly bonuses based on our radio stations achieving certain Arbitron® ratings among other calculations. Under the terms of the agreement, Mr. Tanner received (1) an option to purchase 218,552 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period, and (2) options to purchase an aggregate of 75,000 shares of Class A common stock to be granted ratably over a five-year period, at an exercise price equal to the closing price of our Class A common stock on the immediately preceding business day of each respective grant date. Mr. Tanner is also entitled to receive standard employee benefits provided to all of our similarly situated executives, such as health, life and long-term disability insurance and reimbursement of business related expenses. He is also entitled to reimbursement of power and telephone bills for a Los Angeles residence and a monthly automobile allowance.

     Marko Radlovic

      We have an employment agreement with Marko Radlovic dated as of October 31, 2003, pursuant to which Mr. Radlovic serves as our Chief Revenue Officer. The term of the agreement is from December 1, 2003 to November 30, 2006. The agreement provides for an annual base salary of $500,000. Mr. Radlovic is entitled to receive quarterly performance bonuses based on net sales per quarter meeting certain sales budget targets. Under the terms of the agreement, Mr. Radlovic received (1) an option to purchase 90,000 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period, and (2) options to purchase 62,500 shares of Class A common stock to be granted based on merit in each of the second and third years of the employment term and which will vest ratably in the three years following the grant date, in each case at an exercise price equal to the closing price of our Class A common stock on the business day of each respective grant date. Mr. Radlovic is also entitled to receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement of business related expenses. He is also entitled to reimbursement of relocation expenses and a monthly automobile allowance.

Stock Plans

1999 Stock Option Plan

      We adopted an option plan to incentivize our present and future executives, managers and other employees through equity ownership. The option plan provides for the granting of stock options to individuals selected by the Compensation Committee of the Board (or a subcommittee of the Compensation Committee or by the Board if such committees are not appointed). An aggregate of 3,000,000 shares of Class A common stock have been reserved for issuance under this option plan. The option plan allows us to tailor incentive compensation for the retention of personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. During the fiscal year ended December 31, 2003, options to purchase 335,000 shares of Class A common stock were granted under this plan at exercise prices ranging from $7.20 to $9.82 per share.

      Pursuant to the option plan, the Compensation Committee has discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the option plan. The option plan terminates ten years after September 27, 1999, the date that it was approved and adopted by our stockholders. Generally, a participant’s rights and interest under the option plan are not transferable except by will or by the laws of descent and distribution.

      Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of our Class A common stock at a price fixed by the Compensation Committee. The option price may be lower than, equal to or higher than the fair market value of the underlying shares of Class A common stock, but in no event will the exercise price of an incentive stock option be less than the fair market value on the date of grant.

      Options expire no later than ten years after the date on which they are granted (five years in the case of incentive stock options granted to 10% or greater stockholders). Options become exercisable at such times and in such installments as the Compensation Committee determines. Notwithstanding this, any nonexercisable options will immediately vest and become exercisable upon a change in control of SBS. Upon termination of a participant’s employment with us, options that are not exercisable will be forfeited immediately and options that are exercisable will remain exercisable for twelve months following any termination by reason of an option holder’s death, disability or retirement. If termination is for any reason other than the preceding and other than for cause, exercisable options will remain exercisable for three months following such termination. If termination is for cause, exercisable options will not be exercisable after the date of termination. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of SBS) as the Compensation Committee may determine.

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of our shares, the Compensation Committee will have the discretion to make any adjustments it deems appropriate in the number and kind of shares reserved for issuance upon the exercise of options and vesting of grants under the option plan and in the exercise price of outstanding options.

Non-Employee Director Stock Option Plan

      We also adopted a separate option plan for our non-employee directors. The terms of the plan provide that the Board has the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A common stock have been reserved for issuance under this option plan. The plan terminates ten years after September 27, 1999, the date that it was approved and adopted by our stockholders. The plan is administered by the Board. To date, each of our non-employee directors has been granted an option to purchase 50,000 shares of Class A common stock at the market price of the Class A common stock as of the respective grant date, with 20% of the option vesting immediately and the rest vesting ratably over a four-year period.

      Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of SBS. If a non-employee director ceases to be a member of the Board due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for their term. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.

401(k) Plan

      We offer a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering our employees. Pursuant to the 401(k) Plan, an employee may elect to contribute to the 401(k) Plan between 1%-15% of his/her annual compensation, not to exceed the statutorily prescribed annual limit, which was $12,000 for 2003. We may, at our option and in our sole discretion, make matching and/or profit sharing contributions to the 401(k) Plan on behalf of all participants. To date, we have not made any such contributions. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until distributed to them and contributions by us will be deductible by us when, and if, made. The trustees under the 401(k) Plan, at the direction of each participant, invest each participant’s assets in the 401(k) Plan in selected investment options.

Limitations on Directors’ and Officers’ Liability

      Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for us to indemnify directors or officers.

      Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers.

      We currently have directors and officers liability insurance that provides for coverage of up to $35.0 million.

      There is a pending litigation claim against us and certain of our directors and officers concerning which such directors and officers may seek indemnification. On November 28, 2001, a complaint was filed against us in the United States District Court for the Southern District of New York and was amended on April 19, 2002. The amended complaint alleges that the named plaintiff, Mitchell Wolf, purchased shares of our Class A common stock pursuant to the October 27, 1999 prospectus and registration statement relating to our initial public offering which closed on November 2, 1999. The complaint was brought on behalf of Mr. Wolf and an alleged class of similarly situated purchasers, against us, eight underwriters and/or their successors-in-interest who led or otherwise participated in our initial public offering, two members of our senior management team, one of whom is our Chairman of the Board, and an additional director, referred to collectively as the individual defendants. To date, the complaint, while served upon us, has not been served upon the individual defendants, and no counsel has appeared for them.

      This case is one of more than 300 similar cases brought by similar counsel against more than 300 issuers, 40 underwriter defendants, and 1,000 individuals alleging, in general, violations of federal securities laws in connection with initial public offerings, in particular, failing to disclose that the underwriter defendants allegedly solicited and received additional, excessive and undisclosed commissions from certain investors in exchange for which they allocated to those investors material portions of the restricted shares issued in connection with each offering. All of these cases, including the one involving us, have been assigned for consolidated pretrial purposes to one judge of the United States District Court for the Southern District of New York. One of the claims against the individual defendants, specifically the Section 10b-5 claim, has been dismissed.

      In June of 2003, after lengthy negotiations, a settlement proposal was embodied in a memorandum of understanding among the investors in the plaintiff class, the issuer defendants and the issuer defendants’ insurance carriers. On July 23, 2003, our Board approved both the memorandum of understanding and an agreement between the issuer defendants and the insurers. As of March 1, 2004, the overwhelming majority of non-bankrupt issuer defendants have approved the settlement proposal. The principal components of the settlement include: 1) a release of all claims against the issuer defendants and their directors, officers and certain other related parties arising out of the alleged wrongful conduct in the amended complaint; 2) the assignment to the plaintiffs of certain of the issuer defendants’ potential claims against the underwriter defendants; and 3) a guarantee by the insurers to the plaintiffs of the difference between $1.0 billion and any lesser amount recovered by the plaintiffs against the underwriter defendants. The payments will be charged to each issuer defendant’s insurance policy on a pro rata basis.

Compensation Committee Interlocks and Insider Participation

      Our Compensation Committee is currently comprised of three independent directors: Jack Langer, our Compensation Committee Chairman, Carl Parmer and Dan Mason. Messrs. Langer and Mason became members of the Compensation Committee on July 10, 2003. Mr. Parmer was a member of our Compensation Committee during all of fiscal year 2003. Jason L. Shrinsky, a non-employee director, was a member of our Compensation Committee during fiscal year 2003, until July 10, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1992, Messrs. Alarcón, Sr., our Chairman Emeritus and a member of our Board, and Alarcón, Jr., our Chairman of the Board, Chief Executive Officer and President, acquired a building in Coral Gables, Florida, for the purpose of housing the studios of WCMQ-FM. In June 1992, Spanish Broadcasting System of Florida, Inc., one of our subsidiaries, entered into a 20-year net lease with Messrs. Alarcón, Sr. and Alarcón, Jr. for the Coral Gables building which provides for a base monthly rent of $9,000 with no increases. Effective June 1, 1998, the lease for this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcón, Sr. and Alarcón, Jr. This building currently houses the offices and studios of all of our Miami stations. The lease for the stations’ previous studios expired in October 1993, was for less than half the space of the stations’ present studios and had a monthly rent of approximately $7,500. Based upon our prior lease for studio space and current real estate rental amounts, we believe that the lease for the current studio space is at or below the market rate.

      Our corporate headquarters are located in a 21-story office building in Coconut Grove, Florida owned by Irradio Holdings Ltd., a Florida limited partnership, for which the general partner is Irradio Investments, Inc., a Florida subchapter S corporation, wholly-owned by Mr. Alarcón, Jr.  Since November 1, 2000, we have been leasing our office space under a 10-year lease, with the right to renew for two consecutive five-year terms. We are currently paying a monthly rent of approximately $45,000 for this office space. We believe that the monthly rent we pay is at the market rate.

      Jason L. Shrinsky, one of our directors, is a partner of Kaye Scholer LLP, which has regularly represented us as our legal counsel for more than 19 years and continues to do so. Mr. Shrinsky’s son, Jeffrey Shrinsky, is employed by us as Director of National Sales for SBS. His base salary is $200,000 and he is eligible for additional incentive bonuses. During fiscal year 2003, Jeffrey Shrinsky was paid $26,271.

      See “Security Ownership of Certain Beneficial Owners and Management.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (the “SEC”). Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2003, all the Reporting Persons complied with all applicable filing requirements, except that one report covering one transaction by William B. Tanner was filed late and one report covering one transaction by Marko Radlovic was filed late.

      The following Compensation Committee Report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report or the performance graph by reference therein.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews and approves the compensation of SBS’s executive officers and, from time to time, of SBS’s managers and key employees. The objectives of SBS’s executive compensation program are to (1) set levels of compensation that will attract and retain superior executives in the highly competitive radio broadcasting environment, (2) emphasize performance-based compensation that reflects the executive officer’s individual contribution to SBS’s financial performance and (3) provide equity-based compensation to align the interests of executive officers with those of stockholders. In order to achieve these objectives, the executive compensation program consists of three primary components: salary, bonuses and stock options.

Executive Officer Compensation

      During fiscal year 2003, SBS had an employment agreement with each executive officer. The employment agreement of Raúl Alarcón, Jr. was entered into prior to the creation of the Compensation Committee, which was established on November 2, 1999 upon the completion of SBS’s initial public offering. The employment agreements of William Tanner, Joseph A. García and Marko Radlovic were entered into on August 31, 2000, December 7, 2000, and October 31, 2003, respectively. The base salaries of executive officers are determined by reference to the officer’s experience level, length of employment, level of responsibility, historical salary paid and salaries for individuals in comparable positions paid by other companies in the radio broadcasting industry. Bonuses are intended to reward performance and provide executive officers with financial incentives to meet annual performance targets. Recommendations for discretionary bonuses under the employment agreements for executive officers other than the Chief Executive Officer (“CEO”) are proposed by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of such compensation. In reviewing bonuses that are discretionary under the employment agreements, the Compensation Committee considers length of employment, individual performance and SBS’s performance, including performance relative to its competitors, performance relative to business conditions, and SBS’s success in meeting its financial objectives. The relative weight given to each factor may vary by individual in the Compensation Committee’s discretion.

      SBS employs equity-based compensation for executive officers, managers and other employees in order to provide incentives to build stockholder value and align the interests of these executive officers and employees with the interests of stockholders. Stock options are granted at the market price of SBS’s Class A common stock as of the date of grant and therefore have value only if the price of the Class A common stock increases over the exercise price. Proposals for stock option grants to executive officers, managers and other employees, other than the CEO, are presented to the Compensation Committee by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of all such grants. In reviewing stock option grants, the Compensation Committee considers the same factors noted above for the granting of bonuses as well as whether the grants will provide the intended incentives.

Chief Executive Officer Compensation

      On October 25, 1999, SBS entered into an amended and restated employment agreement with Raúl Alarcón, Jr., CEO, President and Chairman of the Board, which expires on December 31, 2004 and renews for successive one-year periods unless terminated by either party. Pursuant to the employment agreement, Mr. Alarcón, Jr. is entitled to receive an annual base salary of not less than $1,000,000 and a bonus, if earned. In fiscal year 2003, Mr. Alarcón, Jr. received a base salary of $1,226,888. Under the employment agreement, Mr. Alarcón, Jr. is entitled to an annual bonus based on same station annual broadcast cash flow growth or a greater amount granted at the discretion of the Board. In fiscal year 2003, the Board and the Compensation Committee granted Mr. Alarcón, Jr. a bonus of $710,183, which includes a contractual performance bonus of $335,183 and a discretionary bonus of $375,000 in consideration of his successful efforts on behalf of SBS in negotiating significant contracts, closing the KXOL-FM acquisition, and identifying and hiring new station personnel in Los Angeles and New York, as well as other contributions. Pursuant to the employment agreement, Mr. Alarcón, Jr. is also entitled each year of his employment to receive options to purchase 100,000 shares of SBS’s Class A common stock.

Respectfully submitted,

Compensation Committee:
Jack Langer
Carl Parmer
Dan Mason

      The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.

AUDIT COMMITTEE REPORT

      The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of SBS and the audits of SBS’s financial statements. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for SBS’s internal controls and the financial reporting process. SBS’s independent public accountants are responsible for performing an independent audit of SBS’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon.

      The Audit Committee has reviewed and discussed with management and KPMG LLP, SBS’s independent public accountants, the audited consolidated financial statements of SBS for the fiscal year ended December 31, 2003. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG LLP the latter’s independence.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of SBS’s audited consolidated financial statements in SBS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Respectfully submitted,

Audit Committee:
Carl Parmer
Jack Langer
Dan Mason

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Standard & Poor’s Midcap Broadcasting & Cable TV Index (“S&P 500 Broadcasting & Cable TV Index”), formerly known as the Standard & Poor’s Broadcasting Index for TV, Radio and Cable, from October 27, 1999, the date on which our Class A common stock began trading on the Nasdaq National Market, to December 31, 2003. Since our former fiscal year end was the last Sunday in September and our current fiscal year end is December 31, we have included stockholder return information for both September and December in the graph. The data set forth below assumes that the value of an investment in our Class A common stock and in each index on October 27, 1999 was $100, and assumes the reinvestment of dividends.

      The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN* FROM OCTOBER 27, 1999 TO

DECEMBER 31, 2003 AMONG SPANISH BROADCASTING SYSTEM, INC.,
THE S&P 500 INDEX AND THE S&P 500 BROADCASTING & CABLE TV INDEX

*	$100 INVESTED ON OCTOBER 27, 1999 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS

Cumulative Total Return

	10/27/99	12/26/99	9/24/00	12/31/00	9/30/01	12/30/01	12/29/02	12/31/03

SBSA	$100.00	$188.75	$58.75	$25.00	$35.45	$48.45	$36.25	$52.75
S&P 500 Index	$100.00	$114.02	$114.22	$104.42	$83.12	$93.01	$71.31	$92.24
S&P 500 Broadcasting & Cable TV Index	$100.00	$127.26	$91.33	$89.97	$73.75	$86.71	$56.47	$78.08

INDEPENDENT PUBLIC ACCOUNTANTS

      Our consolidated financial statements for the fiscal year ended December 31, 2003 have been audited by KPMG LLP (“KPMG”), independent certified public accountants. The Audit Committee has reappointed KPMG as our independent auditors for the fiscal year ending December 31, 2004. We anticipate that a representative of KPMG will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.

AUDIT AND NON-AUDIT FEES

      The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2003 and December 29, 2002, the review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for such periods and fees billed for other services rendered by KPMG for such periods.

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 29,
	2003	2002

	($ in thousands)
Annual audit fees(1)	$473	$477
Audit related fees(2)	15	19
Tax fees(3)	279	511 (4)
All other fees(5)	—	127

Total fees for services	$767	$1,134

(1)	Annual audit fees are the fees billed for professional services rendered or estimated to be rendered for the audit of the consolidated financial statements and reviews of quarterly financial statements. This category also includes fees for two statutory audits required for Puerto Rico tax returns, debt compliance letters, comfort letter, review of registration statements and other documents filed with the SEC, and accounting consultations and research work necessary to comply with generally accepted auditing standards.

(2)	Audit related fees are the fees billed for the financial statement audit of our employee benefit plan.

(3)	Tax fees are the fees billed for professional services rendered for tax compliance, tax advice, and tax planning for our U.S. and Puerto Rico entities.

(4)	Tax fees for the fiscal year ended December 29, 2002 include professional services rendered in connection with our income tax returns for the fiscal year ended September 30, 2001, for the transitional period ended December 30, 2001 and for other services rendered during the fiscal year ended December 29, 2002. Due to the change in fiscal year, the transitional period ended December 30, 2001 for tax purposes was considered a separate taxable period that required an additional set of tax returns. Therefore, additional costs were incurred for the transitional period’s income tax returns and related tax consultation, which are included in the fiscal year ended December 29, 2002 tax fees.

(5)	All other fees are the fees for services other than those in the above three categories. This category includes certain advisory services such as internal audit assistance permitted by SEC rules during the applicable periods.

Audit Committee Pre-Approval Policies and Procedures

      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to us. The Audit Committee has not adopted pre-approval policies and procedures for services performed by our independent auditors. Our Audit Committee approves the engagement of our independent auditors to render audit or non-audit services before each such engagement. The Audit Committee may, however, adopt pre-approval policies and procedures in the future if it deems pre-approval policies and procedures to be appropriate for us. The Audit Committee did not rely upon the exception to the pre-approval requirements provided in

17 C.F.R 210.2-01(c)(7)(i)(c). The Audit Committee provided its prior approval for all audit and non-audit related services reflected in the above table. The Audit Committee reviewed the provision of all non-audit services by KPMG and concluded that the provision of these services was compatible with maintaining KPMG’s independence.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      In order for a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders to be held in 2005, such proposal must be submitted in writing and received by us at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer, no later than the close of business on February 10, 2005. In order to avoid controversy as to the date on which we received a proposal, stockholders should submit proposals by certified mail, return receipt requested. Stockholder proposals must comply with Rule 14a-8 under the Exchange Act.

      If we have not received notice by the close of business on April 26, 2005 of any other stockholder proposal which is not to be included in the proxy materials for our next annual meeting but which a stockholder intends to propose for a vote at such meeting, then the persons named as proxies in the proxy materials for our next annual meeting may exercise discretionary voting authority with respect to such matter.

ANNUAL REPORT

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, containing our consolidated financial statements, has been mailed concurrently with the mailing of this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

      Any beneficial or record owner of our securities on the Record Date of June 3, 2004 may request and receive without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the consolidated financial statements and financial statement schedules thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

Coconut Grove, Florida

June 10, 2004

APPENDIX A

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER
OF THE AUDIT COMMITTEE OF
SPANISH BROADCASTING SYSTEM, INC.

      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Spanish Broadcasting System, Inc. (the “Company”) on May 4, 2004.

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

      The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(l) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor

      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

           (i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

           (ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

           (iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

           (iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

           (v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

      4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

           (i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

           (ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives as well as off-balance sheet structures, on the Company’s financial statements.

      (iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      5. Separate Meetings with the Independent Auditor.

      (i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

      (ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

      (iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

      8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.

      9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

      10. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

      11. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

      12. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

      13. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditor that the Company’s foreign subsidiaries and foreign affiliates entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

      14. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

      15. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

      16. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      17. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

      18. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

      19. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

      20. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Spanish Broadcasting System, Inc.

Proxy Solicited on Behalf of the Board of Directors for the

Annual Meeting of Stockholders to be Held on June 30, 2004

     The undersigned, acknowledging receipt of (1) notice of the annual meeting of stockholders to be held on June 30, 2004 at 10:00 a.m., Eastern Time, at the corporate offices of Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, (2) the Proxy Statement relating to the meeting and (3) the 2003 Annual Report on Form 10-K, hereby revokes all prior proxies and appoints Raúl Alarcón, Jr. and Joseph A. García, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned.

     If a choice is not specified with respect to the proposal, this proxy will be voted FOR such proposal.

     Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

     EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

HAS YOUR ADDRESS CHANGED?

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN THE PROPOSAL.

Proposal:	Election of Directors. For Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Dan Mason, Jason L. Shrinsky, Antonio S. Fernandez and Jose A. Villamil.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write that nominee’s name in the space provided.) Exceptions:

☐    FOR ALL NOMINEES LISTED        ☐    WITHHOLD AUTHORITY TO VOTE FOR ALL

☐    FOR ALL NOMINEES EXCEPT

If authority to vote for the election of any nominee, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.

Signature(s):

Please sign name(s) exactly as appearing hereon. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2004

Mark, sign and date the proxy card and return it in the postage-paid envelope enclosed.